                                                               EXHIBIT 4(a)(xii)


                           WAIVER AND AMENDMENT NO. 2
                                       TO
                                CREDIT AGREEMENT

                  This Waiver and Amendment No. 2 ("Amendment"), dated as of February 23, 2001, is among ONEIDA LTD., a New York corporation (the "Borrower"), THE CHASE MANHATTAN BANK, as Administrative Agent under the Credit Agreement referred to below ("Administrative Agent"), and the Lenders which are parties to the Credit Agreement referred to below (the "Lenders").


                                 R E C I T A L S

                  A. Borrower, the Administrative Agent and the Lenders are parties to a Credit Agreement dated as of June 2, 2000, as amended by a Waiver and Amendment No. 1 dated as of September 12, 2000 (the "Credit Agreement").

                  B. Borrower has advised the Administrative Agent and Lenders that its Consolidated Leverage Ratio for the Fiscal Quarter ending January 27, 2001 was approximately 3.47 to 1.0 (subject to revision following completion of the financial statements for the Fiscal Year then ended), in violation of
Section 6.11(b) of the Credit Agreement.

                  C. Borrower has requested that the Administrative Agent and the Lenders waive the Event of Default arising out of Borrower's failure to comply with Section 6.11(b) of the Credit Agreement at January 27, 2001.

                  D. The Administrative Agent and the Lenders are willing to grant the waiver requested by Borrower, provided the Credit Agreement is amended to require Borrower and its Material Domestic Subsidiaries to grant the Lenders a security interest in substantially all of their domestic assets (other than real estate and leased assets) no later than April 27, 2001.

                  NOW, THEREFORE, the parties agree as follows:

         1. Definitions. All capitalized terms used in this Amendment which are not otherwise defined shall have the meanings given to those terms in the Credit Agreement.

         2. Waiver. The Lenders hereby waive the Event of Default created as a result of Borrower's failure to comply with Section 6.11(b) of the Credit Agreement for the Fiscal Quarter ended January 27, 2001. This waiver is limited to the failure to comply with Section 6.11(b) at January 27, 2001 and shall not constitute or be construed as a waiver of any other presently existing or future Events of Default.

         3. Amendment of Credit Agreement.

                  3.1 Section 7.01(m) of the Credit Agreement is amended by deleting the word "or" at the end thereof.

                  3.2 Section 7.01 (n) of the Credit Agreement is amended by adding the word "or" at the end thereof immediately following the semi-colon.

                  3.3 The following new subparagraph (o) is added to Section
7.01 immediately following subparagraph (n):

                           (o) The Borrower shall have failed by April 27, 2001




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                           (i) to enter into an amendment to this Agreement (and
                           related collateral documents) which amends the covenants set forth in Sections 6.11(a) and 6.11(b) hereof to levels satisfactory to the Administrative Agent and the Required Lenders, and (ii) to grant, and to cause each Material Domestic Subsidiary to grant, to the Administrative Agent, for the pro rata benefit of the Lenders, the 1992 Noteholders and 1996 Noteholders (as such terms are defined in the Sharing Agreement), and such other senior creditors of Borrower as are reasonably acceptable to the Administrative Agent and the Required Lenders, a perfected first priority security interest in or pledge of (A) all of their tangible and intangible assets located in the United States other than real estate and assets under lease, (B) the capital stock or other equity securities of each Material Domestic Subsidiary, (C) 65% of the capital stock or other equity securities of each foreign Subsidiary whose assets, as of the end of the most recent Fiscal Quarter, account for 5% or more of the total assets of the Borrower and its Subsidiaries, taken as a whole, and (D) all promissory notes and other instruments evidencing accounts receivable or notes receivable owed to the Borrower and each Material Domestic Subsidiary, all upon terms and conditions reasonably satisfactory to the Administrative Agent and the Required Lenders and subject to no other
                           Liens except Liens permitted by Section 6.02 hereof;

         4. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that the following statements are true, correct and complete:

                  4.1 Consolidated Leverage Ratio. The Consolidated Leverage Ratio for the Fiscal Quarter ended January 27, 2001, as reflected on the audited financial statements for the Fiscal Year then ended required to be delivered pursuant to Section 5.01(a) of the Credit Agreement, will be no higher than 3.60 to 1.0.

                  4.2 Representations and Warranties. Each of the representations and warranties made by the Borrower in the Credit Agreement is true and correct on and as of the date of this Amendment.

                  4.3 No Default or Event of Default. No Default or Event of Default has occurred and is continuing except for the Event of Default referenced in Paragraph 2 above.

                  4.4 Execution, Delivery and Enforceability. This Amendment has been duly and validly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms.

         5. Conditions to Effectiveness of Amendment. This Amendment shall be effective only when and if each of the following conditions is satisfied:

                  5.1 Secretary's Certificate. The Administrative Agent shall have received a certificate executed by the Secretary or Assistant Secretary of Borrower certifying the due authorization of this Amendment by Borrower, the incumbency of the officer executing this Amendment, and any other legal matters relating to this Amendment, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  5.2 Consent of Guarantors. Each of the Guarantors shall have executed and delivered to the Administrative Agent the Consent of Guarantors attached to this Amendment.

                  5.3 No Default or Event of Default; Accuracy of Representations and Warranties. After giving effect to this Amendment, no Default or Event of Default shall exist and each of the representations and warranties made by the Borrower or any of its Subsidiaries herein and in or pursuant to the Loan Documents shall be true and correct in all material respects as if made on and as of the date on which this Amendment becomes effective.





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

                  5.4 Expense Reimbursements. The Borrower shall have paid or agreed to pay all invoices presented to Borrower for expense reimbursements due to the Administrative Agent pursuant to Section 9.03 of the Credit Agreement.

                  5.5 Execution by Required Lenders. The Administrative Agent shall have received a counterpart of this Amendment duly executed and delivered by the Borrower, the Administrative Agent, and the Required Lenders.

         6. Confirmation of Credit Agreement. Except as amended by this Amendment, all the provisions of the Credit Agreement remain in full force and effect from and after the date hereof, and the Borrower hereby ratifies and confirms the Credit Agreement and each of the documents executed in connection therewith. From and after the date hereof, all references in the Credit Agreement to "this Agreement", "hereof", "herein", or similar terms, shall refer to the Credit Agreement as amended by this Amendment.

         7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

                  [Remainder of page intentionally left blank]






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


                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

                             ONEIDA LTD.

                             By: /s/ EDWARD W. THOMA
                                 -------------------
                                 Name: Edward W. Thoma
                                 Title: Corporate Senior Vice President, Finance

                             THE CHASE MANHATTAN BANK, individually and as Administrative Agent

                             By: /s/ JOSEPH H. ODDO, JR.
                                 -----------------------
                                 Name:  Joseph H. Oddo, Jr.
                                 Title:  Vice President

                             BANK OF AMERICA, N.A., individually and as
                             Syndication Agent

                             By:      Not Signed
                                 -----------------------
                                 Name:
                                 Title:

                             FLEET NATIONAL BANK, individually and as Documentation Agent

                             By: /s/ DAVID A. KAVNEY
                                 -------------------
                                 Name: David A. Kavney
                                 Title: Vice President

                             HSBC BANK, USA, individually and as Senior Managing Agent

                             By: /s/ WILLIAM D. MCINCROW
                                 -----------------------
                                 Name: William D. McIncrow
                                 Title: Vice President

                             MANUFACTURERS AND TRADERS TRUST
                             COMPANY

                             By: /s/ DAVID E. MCKEON
                                 -------------------
                                 Name:David C. McKeon
                                 Title: Vice President

                             THE BANK OF NOVA SCOTIA

                             By:        Not Signed
                                 -----------------------
                                 Name:
                                 Title:





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


                             EUROPEAN AMERICAN BANK

                             By: /s/ MARK SAEGER
                                 -----------------------
                                 Name: Mark Saeger
                                 Title: Vice President

                             BANCA NAZIONALE DEL LAVORO

                             By: /s/ LEONARDO VALENTINI
                                 -----------------------
                                 Name: Leonardo Valentini
                                 Title: First Vice President







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


                              CONSENT OF GUARANTORS


         Each of the undersigned is a party to a Subsidiary Guarantee Agreement and is a Guarantor of the obligations of the Borrower under the Credit Agreement referred to in the foregoing Waiver and Amendment No. 2 to Credit Agreement. Each of the undersigned Guarantors hereby (a) consents to the foregoing Amendment, (b) acknowledges that, notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and the Subsidiary Guarantee Agreement continues in full force and effect, and (c) ratifies and affirms the terms and provisions of the Subsidiary Guarantee Agreement.

         IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 23rd day of February, 2001.


BUFFALO CHINA, INC.                         DELCO INTERNATIONAL LTD.

By: /s/ PETER J. KALLET                           By: /s/ PETER J. KALLET
    -------------------                               ---------------
         Peter J. Kallet                                  Peter J. Kallet
         Chief Executive Officer                  Chief Executive Officer



ENCORE PROMOTIONS, INC.                     SAKURA, INC.

By: /s/ PETER J. KALLET                           By: /s/ PETER J. KALLET
    -------------------                                   ---------------
         Peter J. Kallet                                  Peter J. Kallet
         Chief Executive Officer                  Chief Executive Officer



THC SYSTEMS INC.

By: /s/ PETER J. KALLET
    -------------------
         Peter J. Kallet
         Chief Executive Officer





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